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                                                                     Exhibit 5.5


(BAIRD HOLM LOGO)
ATTORNEYS AT LAW                                               JON E. BLUMENTHAL
--------------------------------------------------------------------------------
A LIMITED LIABILITY PARTNERSHIP                               1500 Woodmen Tower
EST. 1873                                             Omaha, Nebraska 68102.2068
                                                                    402.344.0500
Deryl F. Hamann                                                www.bairdholm.com
Jerrold L. Strasheim                                   Direct Dial: 402.636.8331
Gerald P. Laughlin                                      Direct Fax: 402.344.0588
John S. Zeilinger                              E-Mail: jblumenthal@bairdholm.com
Gary W. Radil                                              Also admitted in Iowa
Kent O. Littlejohn
Michael G. Lessmann
Alex M. Clarke
Charles J. Addy
Paul Scott Dye
Richard J. Pedersen
Thomas E. Johnson          August 20, 2004
Michael L. Sullivan
David M. Pedersen
William G. Dittrick        Neenah Foundry Company
Kirk S. Blecha             2121 Brooks Avenue
Ronald C. Jensen           P.O. Box 729
John R. Holdenried         Neenah, Wisconsin 54957
John P. Heil
Steven C. Turner                Re:   Registration Statement on Form S-1
Sharon R. Kresha
James E. O'Connor          Ladies and Gentlemen:
Jonathan R. Breuning
Gary N. Clatterbuck             We are issuing this opinion letter in our
Richard E. Putnam          capacity as special legal counsel to Deeter Foundry,
Dennis J. Fogland          Inc. (the "Nebraska Guarantor"), in connection with
T. Randall Wright          the proposed registration by the Nebraska Guarantor
Mary L. Swick              of its respective guarantees (the "Nebraska
Thomas O. Ashby            Guarantee") of those certain 11% Senior Secured Notes
R.J. Stevenson             due 2010 issued by Neenah Foundry Co. in the
Jill R. Ackerman           aggregate principal amount of $133,130,000 (the
Barbara E. Person          "Notes") pursuant to a Registration Statement on Form
Lawrence E. Kritenbrink    S-1 filed with the Securities and Exchange Commission
Terrence P. Maher          (the "Commission") under the Securities Act of 1933,
Steven D. Davidson         as amended (the "Securities Act"). Such Registration
Frank J. Reida             Statement, as amended or supplemented, is hereinafter
Kelly R. Dahl              referred to as the "Registration Statement."
David J. Kramer
Christopher R. Hedican          In that connection, we have examined originals,
Scott S. Moore             or copies certified or otherwise identified to our
Douglas D. Murray          satisfaction, of the following documents, corporate
Julie A. Knutson           records and other instruments as we have deemed
T. Parker Schenken         necessary for the purposes of this opinion: (i) the
Scott P. Moore             Articles of Incorporation and Bylaws of the Nebraska
Jon E. Blumenthal          Guarantor, (ii) minutes and records of the corporate
John W.H. McMullen         proceedings of the Nebraska Guarantor with respect to
Elizabeth Eynon-Kokrda     the issuance of the Nebraska Guarantee, (iii) the
Vickie J. Brady            indenture governing the Notes; (iv) the Registration
Heidi A. Guttau-Fox        Statement; and (v) the Notes and Nebraska Guarantee.
Michael G. Rogers
Grayson J. Derrick              For purposes of this opinion, we have assumed
Drew K. Theophilus         (i) the authenticity of all documents submitted to us
Jacqueline A. Pueppke      as originals; (ii) the conformity to the originals of
Gretchen L. Twohig         all documents submitted to us as copies and the
Stephen Q. Preston         authenticity of the originals of all documents
Lindsay K. Lundholm        submitted to us as copies; (iii) the genuineness of
Charles A. Smith           the signatures of persons signing all documents in
Kenneth W. Hartman         connection with which this opinion is rendered, the
Ryan E. Scott              authority of such persons signing on behalf of the
Mark P.A. Hudson           parties thereto

Of Counsel
D. Nick Caporale


             BAIRD, HOLM, MCEACHEN, PEDERSEN, HAMANN & STRASHEIM LLP
  Member of Lex Mundi, The World's Leading Association of Independent Law Firms

August 20, 2004
Page Two

other than the Nebraska Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Nebraska Guarantor; and (iv) that all parties other than the Nebraska Guarantor had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authentication by all requisite action, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in our opinion below, the validity and binding effect thereof on such parties.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Nebraska Guarantee has been duly authorized, executed and delivered by the Nebraska Guarantor.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

      Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Nebraska.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date the Registration Statement is declared effective.

      This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. The law firm of Kirkland & Ellis LLP may rely on this opinion.

                                           Yours very truly,

                                           /s/ Jon E. Blumenthal

                                           BAIRD, HOLM, MCEACHEN, PEDERSEN,
                                           HAMANN & STRASHEIM LLP


             BAIRD, HOLM, MCEACHEN, PEDERSEN, HAMANN & STRASHEIM LLP
  Member of Lex Mundi, The World's Leading Association of Independent Law Firms